UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

LION COPPER CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55139	98-1664106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

517 West Bridge St., Suite A
Yerington, Nevada 89447
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 463-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LCU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 11, 2026, Lion Copper Corp. (the “Company”) issued a news release announcing the completion of a Technical Report Summary for its Bear Copper Deposit in the Yerington Copper District in Lyon County, Nevada. The Technical Report Summary was prepared under Subpart 1300 of Regulation S-K and supports the Bear mineral resource estimate previously announced on August 4, 2026. The Technical Report Summary is available on EDGAR as Exhibit 96.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. The news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company is furnishing the information in Item 7.01, including Exhibit 99.1, under General Instruction B.2 of Form 8-K. This information is not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not subject to the liabilities of that section. It will not be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except by express reference in that filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	News release dated November 11, 2026 (furnished).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION COPPER CORP.

Date: November 11, 2026	By:	/s/ Maria Milagros Paredes
Maria Milagros Paredes Chief Financial Officer